Exhibit 99.1 (Corrected)
CONTACTS:
Russell G. Allen, Director — Planning & IR (704) 557-8219
Joseph Calabrese, Financial Relations Board (212) 827-3772
IMMEDIATE RELEASE
February 12, 2007
LANCE, INC. REPORTS RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2006
•	Reports annual net revenue of $748.0 million, an increase of 10% from 2005 net revenue of $679.3 million, and earnings per diluted share were $0.60, including special items, and $0.66 per diluted share excluding special items.

•	Announces plans to exit Company owned and operated vending business

•	Provides estimates for the full year 2007

•	Declares regular quarterly cash dividend of $0.16 per share
Charlotte, NC, — February 12, 2007 — Lance, Inc. (Nasdaq-GS: LNCE) today reported 2006 full year net sales of $748.0 million, including discontinued operations, an increase of 10% over its prior year net sales of $679.3 million, including discontinued operations. Excluding the impact of an extra selling week in 2005, the sales increase in 2006 was approximately 11% over the prior year, with branded product sales increasing 14% and non-branded product sales up 7%. Net revenue from continuing operations was $730.1 million for 2006 compared to $651.4 million for 2005, an increase of 12.1%, or 13.5% excluding the extra selling week in 2005. The growth in branded product sales was driven largely by incremental Tom’s business and continued strength in sales of Lance® crackers and Cape Cod® potato chips. The growth in non-branded product sales was driven by additional contract manufacturing business, the Tom’s acquisition and modest growth in private label product sales.
Net Income for full year 2006 was $18.5 million, or $0.60 per diluted share, compared to the prior year net income of $18.5 million, or $0.61 per diluted share. Net income for 2006 excluding special items was $20.3 million, or $0.66 per diluted share, consistent with our previous guidance, compared with the prior year’s net income of $22.4 million, or $0.74 per diluted share, excluding special items. Special items recorded in 2006 included employee retention payments and other charges related to the Tom’s integration. Special items recorded in 2005 included employee retention payments and asset impairment charges related to the Tom’s integration and CEO severance costs.
David V. Singer, President and Chief Executive Officer, commented “I am extremely pleased with the ground work that was accomplished during 2006, which positions our Company for improved operating results in the future. Lance implemented a significant number of initiatives during 2006 focused on improving our operational efficiency and developing a solid foundation for profitable growth. During the year we strengthened our management team, integrated the Tom’s acquisition into our manufacturing, distribution and administrative infrastructure, identified and began implementing enhancements to our supply chain and began the design and implementation of a new enterprise-resource-planning (ERP) solution. We also achieved record sales for the Company in 2006, reflecting the incremental impact of the Tom’s acquisition along with continued growth in our core Lance® and Cape Cod® branded products. While the impact of our efforts to date is not fully demonstrated in our current financial results, we continue to make progress on operational initiatives that we are confident will support significant improvements in our growth and profitability over the next several years.”
Fourth Quarter Results
Net sales were $175.8 million for the 2006 fourth quarter including discontinued operations, a decline of 9% over the prior year’s fourth quarter net sales of $193.8 including discontinued operations. Excluding the impact of the extra selling week in the 2005 fourth quarter, the total sales decline was approximately 5%. Net income for the fourth quarter of 2006 was $5.6 million or $0.18 per diluted share, compared to net income in the prior year’s fourth quarter of $1.5 million, or $0.05 per diluted share. Fourth quarter 2005 net income, excluding special items related to the Tom’s acquisition was $3.8 million or $0.13 per diluted share. A sharp rise in the price of flour in the fourth quarter impacted pre-tax earnings by approximately $1.4 million, or about $0.03 per diluted share. Private label sales in cookies and crackers, consistent with recent industry trends, were also soft in the fourth quarter compared to last year and last quarter.
Discontinuation of Company-Owned and Operated Vending Business
The Company also announced its decision to exit the Company-owned and operated vending business, and is now reporting the net impact of this business as a discontinued operation. The decision to exit the business is consistent with strategic plans to improve overall operational efficiency and profitability, allowing the Company to reallocate resources to channels of business with stronger growth and profit potential. In 2006, the Company-owned and operated vending business represented approximately 2% of the Company’s total sales and reduced earnings by $0.01 per share. The Company expects that the impact of this discontinued operation will be neutral to slightly dilutive to earnings per share during 2007.
The Company believes that there will not be material impairment charges as we sell assets related to this business. A reconciliation of reported results, including and excluding special items and reflecting discontinued operations follows.

	Year Ended		Year Ended
	December 30, 2006		December 31, 2005
		Earnings		Earnings
		Per Diluted		Per Diluted
	Sales	Share	Sales	Share
Reported Results
Results from Continuing Operations	$730.1	$0.61	$651.4	$0.58
Impact of Discontinued Operations	17.9	(0.01)	27.9	0.03

Results Including Discontinued Operations	$748.0	$0.60	$679.3	$0.61

Results Excluding Special Items
Results from Continuing Operations	$730.1	$0.67	$651.4	$0.71
Impact of Discontinued Operations	17.9	(0.01)	27.9	0.03

Results Including Discontinued Operations	$748.0	$0.66	$679.3	$0.74

	Quarter Ended		Quarter Ended
	December 30, 2006		December 31, 2005
		Earnings		Earnings
		Per Diluted		Per Diluted
	Sales	Share	Sales	Share
Reported Results
Results from Continuing Operations	$172.4	$0.20	$186.8	$0.06
Impact of Discontinued Operations	3.4	(0.02)	7.0	(0.01)

Results Including Discontinued Operations	$175.8	$0.18	$193.8	$0.05

Results Excluding Special Items
Results from Continuing Operations	$172.4	$0.20	$186.8	$0.14
Impact of Discontinued Operations	3.4	(0.02)	7.0	(0.01)

Results Including Discontinued Operations	$175.8	$0.18	$193.8	$0.13
Company Estimates Provided for 2007
The Company believes that its net sales from continuing operations for the full year 2007 will be approximately $750 to $775 million and that earnings per diluted share from continuing operations will be approximately $0.80 to $0.88. The Company believes that private label sales will continue to be soft during the first quarter of 2007, with results improving as the year progresses, and that there will be continued pressure from commodities, in particular flour and cooking oils. In addition, it is believed that the effective tax rate will increase to 37% in 2007 due to the expiration of certain favorable tax programs. The impact of discontinued operations is expected to be neutral to slightly dilutive to earnings per share. Capital expenditures are expected to be approximately $48 million for the year as the Company continues to invest in its supply chain, direct store delivery (DSD) system and information system initiatives.
Mr. Singer concluded, “We understand that 2007 will be another year of transition for Lance as we continue to focus on fundamental improvements to our operations. During the year, the key areas of focus will be driving profitable sales growth through product and channel development, executing strategies to improve supply chain and DSD efficiency, exiting the DSD portion of our vending business in a controlled and efficient manner and continuing the implementation of our ERP initiative. We also believe that we are positioning ourselves for expanded margins and accelerated sales growth in the future. We are excited about our future and are confident that our efforts will drive value for our shareholders.”
Dividend Declared
The Company announced the declaration of a regular quarterly cash dividend of $0.16 per share on the Company’s common stock. The dividend is payable on February 28, 2007 to stockholders of record at the close of business on February 20, 2007.
Conference Call
Lance, Inc. has scheduled a conference call with investors at 9:00 a.m. eastern time on Monday, February 12, 2007 to discuss fourth quarter and full year 2006 financial results. To participate in the call, the dial-in numbers are (800) 789-3681 for U.S. callers and (706) 634-1425 for international callers. The access code is “LANCE.” A continuous replay of the call will be available beginning at 12:00 noon on February 12th and running through midnight February 19th. The replay telephone number is (800) 642-1687. The international number is (706) 645-9291. The replay access code is 6834346. A web-based replay of the conference call will also be available in the investor relations section of Lance’s web site, www.lance.com.
About Lance, Inc.
Lance, Inc. manufactures, distributes and markets its own brands of snack foods in the United States and portions of Canada. The Company also manufactures snack foods for other manufacturers and private label customers. The Company serves a wide variety of channels including grocery, mass, convenience stores, independent retail operators and the food service channel. For more information on Lance, Inc., visit the Company’s website at http://www.lance.com.
This news release contains statements which may be forward looking within the meaning of applicable securities laws. The statements may include projections regarding future earnings and results which are based upon the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties. Factors that could cause actual results to differ, including price competition, industry consolidation, raw material costs, food industry factors, effectiveness of sales and marketing activities, interest rate, foreign exchange rate, and credit risks and acquisition integration and divestitures are discussed in the Company’s most recent Form 10-K filed with the Securities and Exchange Commission.
This press release presents measures not derived in accordance with generally accepted accounting principles (“GAAP”). Such measures should not be considered substitutes for any measures derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliation of these non-GAAP measures to the most nearly comparable GAAP measures, if applicable, is presented in the attached pages.

LANCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per-share amounts)
(unaudited)

	For the Quarter Ended
	December 30, 2006	December 31, 2005
	(13 Weeks)	(14 Weeks)

Net sales and other operating revenue	$172,402	$186,840
Cost of sales	98,282	109,359

Gross margin	74,120	77,481

Selling, marketing and delivery	53,844	63,813
General and administrative	10,389	10,681
Other expense/(income), net	(245)	129

Income from continuing operations before interest and taxes	10,132	2,858

Interest expense, net	758	534

Income from continuing operations before taxes	9,374	2,324
Income taxes	3,130	608

Net income from continuing operations	$6,244	$1,716

Loss from discontinued operations before taxes	(991)	(294)
Income tax benefit	(352)	(118)

Loss from discontinued operations	(639)	(176)

Net Income	$5,605	$1,540

Basic Earnings per share:
Earnings per share from continuing operations	$0.20	$0.06
Loss per share from discontinued operations	(0.02)	(0.01)

Earnings per share	$0.18	$0.05
Weighted average shares outstanding	30,756,000	29,807,000
Diluted Earnings per share:
Earnings per share from continuing operations	$0.20	$0.06
Loss per share from discontinued operations	(0.02)	(0.01)

Earnings per share	$0.18	$0.05
Weighted average shares outstanding	31,033,000	30,099,000

LANCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per-share amounts)
(unaudited)

	For the Year Ended
	December 30, 2006	December 31, 2005
	(52 Weeks)	(53 Weeks)

Net sales and other operating revenue	$730,116	$651,437
Cost of sales	415,576	369,331

Gross margin	314,540	282,106

Selling, marketing and delivery	239,222	215,887
General and administrative	42,914	37,605
Other expense/(income), net	191	(37)

Income from continuing operations before interest and taxes	32,213	28,651

Interest expense, net	3,156	1,985

Income from continuing operations before taxes	29,057	26,666
Income taxes	10,111	9,080

Net income from continuing operations	$18,946	$17,586

Income/(loss) from discontinued operations before taxes	(717)	1,339
Income tax expense/(benefit)	(249)	455

Income/(loss) from discontinued operations	(468)	884

Net Income	$18,478	$18,470

Basic Earnings per share:
Earnings per share from continuing operations	$0.62	$0.59
Earnings/(loss) per share from discontinued operations	(0.01)	0.03

Earnings per share	$0.61	$0.62
Weighted average shares outstanding	30,467,000	29,807,000
Diluted Earnings per share:
Earnings per share from continuing operations	$0.61	$0.58
Earnings/(loss) per share from discontinued operations	(0.01)	0.03

Earnings per share	$0.60	$0.61
Weighted average shares outstanding	30,844,000	30,099,000

LANCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(unaudited)

	December 30, 2006	December 31, 2005
Assets:
Cash and cash equivalents	$5,504	$3,543
Accounts receivable	61,690	59,088
Inventories	36,838	36,409
Deferred income tax benefit	8,811	10,160
Assets held for sale	6,552	3,020
Prepaid expenses and other	6,298	7,405

Total Current Assets	125,693	119,625
Property plant and equipment, net	193,009	186,093
Goodwill and other intangibles, net	62,300	59,873
Other assets	4,450	3,488

Total Assets	$385,452	$369,079

Liabilities and Equity:
Current portion of long-term debt	$—	$36,000
Accounts payable	18,194	20,378
Other current liabilities	55,254	59,672

Total Current Liabilities	73,448	116,050

Long-term debt	50,000	10,215
Other liabilities	39,604	41,105
Stockholders’ equity	222,400	201,709

Total Liabilities and Stockholders’ Equity	$385,452	$369,079

LANCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands)
(unaudited)

	For the Year Ended
	December 30, 2006	December 31, 2005
Operating Activities:
Net income	$18,478	$18,470
Depreciation and amortization	26,897	28,539
Stock based compensation expense	1,331	—
Gain on sale of property, net	591	467
Deferred income taxes	1,182	(3,518)
Changes in operating assets and liabilities	(6,025)	4,683
Other, net	(3,357)	(1,524)

Net cash flow provided by operating activities	39,097	47,117

Investing Activities:
Purchases of property and equipment	(46,965)	(27,624)
Acquisition of businesses, net of cash acquired	—	(43,797)
Proceeds from sale of property	7,340	1,449

Net cash used in investing activities	(39,625)	(69,972)

Financing Activities:
Dividends paid	(19,556)	(19,056)
Issuance of common stock, net	18,128	4,353
Repayments of debt	—	(41,237)
Net Repayments under revolving credit facilities	(46,238)	(7,500)
Proceeds from debt	50,000	53,715
Repurchase of common stock	—	(5,160)

Net cash from (used in) financing activities	2,334	(14,885)

Effect of exchange rate changes on cash	155	(183)

Increase/(decrease) in cash and cash equivalents	1,961	(37,923)
Cash and cash equivalents at beginning of period	3,543	41,466

Cash and cash equivalents at end of period	$5,504	$3,543

LANCE, INC.
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per-share amounts)
(unaudited)

Year Ended December 30, 2006
		Per
	Net of	diluted
	Tax	share

Net Income from continuing operations	$18,946	$0.61
Tom’s integration related charges	1,795	0.06

Net Income from continuing operations, excluding special charges	$20,741	$0.67

Year Ended December 31, 2005
		Per
	Net of	diluted
	Tax	share

Net Income from continuing operations	$17,586	$0.58
CEO severance related charges	1,634	0.05
Tom’s integration related charges	2,257	0.08

Net Income from continuing operations, excluding special charges	$21,477	$0.71

Quarter Ended December 31, 2005
		Per
	Net of	diluted
	Tax	share

Net Income from continuing operations	$1,716	$0.06
Tom’s integration related charges	2,257	0.08

Net Income from continuing operations, excluding special charges	$3,973	$0.14

LANCE, INC.
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per-share amounts)
(unaudited)

Year Ended December 30, 2006
		Per
	Net of	diluted
	Tax	share
Net Income	$18,478	$0.60
Tom’s integration related charges	1,795	0.06

Net Income, excluding special charges	$20,273	$0.66

Year Ended December 31, 2005
		Per
	Net of	diluted
	Tax	share

Net Income	$18,470	$0.61
CEO severance related charges	1,634	0.05
Tom’s integration related charges	2,257	0.08

Net Income, excluding special charges	$22,361	$0.74

Quarter Ended December 31, 2005
		Per
	Net of	diluted
	Tax	share

Net Income	$1,540	$0.05
Tom’s integration related charges	2,257	0.08

Net Income, excluding special charges	$3,797	$0.13